Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 119 to File No. 002-12187; Amendment No. 119 to File No. 811-00487) of Security Large Cap Value Fund of our report dated November 29, 2012 on the financial statements and financial highlights of Large Cap Value Fund, included in the September 30, 2012 Annual Report to shareholders.

/s/ Ernst & Young LLP

McLean, Virginia

June 5, 2013